Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

          In connection with the Annual Report of Manhattan Bridge Capital, Inc. on Form 10-K, for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Assaf Ran, Chief Executive Officer of Manhattan Bridge Capital, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes Oxley Act, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Manhattan Bridge Capital, Inc.

Date: March 18, 2009	/s/ Assaf Ran

Assaf Ran
(principal executive officer)

*     A signed original of this written statement required by Section 906 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.